UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2017

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 8, 2017, Inventure Foods, Inc., a Delaware corporation (the “Company”), Rader Farms, Inc., a Delaware company and wholly owned subsidiary of the Company (“Rader”), and Willamette Valley Fruit Company, a Delaware company and wholly owned subsidiary of the Company (“Willamette”), entered into a definitive asset purchase agreement (the “Purchase Agreement”) to sell certain assets, rights and properties related to its frozen fruits, vegetable blends, beverages, and frozen desserts business to Oregon Potato Company, a Washington corporation (“Buyer”), for total cash consideration of $50.0 million (the “Transaction”).  The Transaction is expected to be completed in September 2017.

The Company, Rader, Willamette, and Buyer have each made customary representations, warranties and covenants in the Purchase Agreement.  The parties have also agreed to provide customary indemnities, which are subject to customary limitations.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which will be filed upon the closing of the Transaction.

The proceeds from the Transaction, net of transaction costs, will be used to repay in full the indebtedness under the Company’s revolving credit facility with Wells Fargo Bank, National Association and the other lenders party thereto, and to pay down indebtedness under its term loan credit facility with BSP Agency, LLC and the other lenders party thereto, as required under such credit facilities.

Item 8.01.   Other Events.

On September 12, 2017, the Company issued a press release announcing the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibits List in the Index to Exhibits of this Current Report on Form 8-K is incorporated herein by reference as the list of exhibits required as part of this Item 9.01.

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 12, 2017, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2017	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer